                                                                                EXHIBIT 99.1

CONTACT:  Timothy S. O'Toole                                           FOR IMMEDIATE RELEASE
                 (513) 762-6702

                                      Chemed Shareholders Approve Name Change
                                                to Roto-Rooter Inc.;
                                         Board Declares Quarterly Dividend

                  CINCINNATI, May 20, 2003--Stockholders of Chemed Corporation
(NYSE:CHE) (OTCBB:CHEQP) approved changing the company's name to
Roto-Rooter Inc. by more than 99 percent of the vote at yesterday's annual meeting of stockholders.  The name change will take effect as soon as practicable, and the company's stock will continue to be listed on the New York Stock Exchange under the new symbol RRR.
                  Also at the meeting, shareholders elected a slate of 11 directors and ratified the continuation of PricewaterhouseCoopers LLP as the company's independent accountants for
2003.
                                                 Dividend Declared
                  Following the meeting, the Board of Directors declared a quarterly cash dividend of 12 cents per share on the company's capital stock, payable on June 10, 2003, to stockholders of record on May 30, 2003.  This represents the 128th consecutive quarterly dividend paid to shareholders in 32 years as a public company.
                  Roto-Rooter Inc. (www.rotorooter.com), headquartered in Cincinnati, is a New
York Stock Exchange-listed corporation operating in the residential and commercial repair-and-
maintenance-service industry through two wholly owned subsidiaries.  Roto-Rooter is North
America's largest provider of plumbing and drain cleaning services.  Service America Systems
Inc. provides major-appliance and heating/air-conditioning repair, maintenance, and replacement services.
                  Statements in this press release or in other Company communications may relate to future events or the Company's future performance.  Such statements are forward-looking statements and are based on present information the Company has related to its existing business circumstances.  Investors are cautioned that such forward-looking statements are subject to inherent risk that actual results may differ materially from such forward-looking statements.  Further, investors are cautioned that the Company does not assume any obligation to update forward-looking statements based on unanticipated events or changed expectations.
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